CENTURION COUNSEL FUNDS, INC.

NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting ("Meeting") of shareholders of Centurion
Counsel Funds, Inc. (the "Funds") will be held at 365 So.
Rancho Santa Fe Road, 3rd Floor, San Marcos, California
92069 on Tuesday, May 15, 2001 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund will vote on three proposals:

1. The elections of five Directors of the fund to hold office for the terms specified;

2. The ratification or rejection of the selection of Squire &
Company as the Fund's independent auditors for the fiscal year ending December 31, 2001; and

3. The transaction of any other business that may properly come before the Meeting.

    Our shareholders currently hold shares in only one of our Fund series, our Market Neutral Fund. The proxy material received will relate only to the Market Neutral Fund (or the "Fund"). Please sign and promptly return each proxy card in the self-addressed envelope regardless of the number of shares you own.

By order of the Board of Directors,



Dawn McDaniel
Secretary

April 12, 2001



CENTURION COUNSEL FUNDS, INC.

PROXY STATEMENT


INFORMATION ABOUT VOTING

Who Is Eligible to Vote?

	Shareholders of record at the close of business on Thursday, March 15, 2001 are entitled to be present and to vote at the Meeting or any adjourned Meeting. Each share of record is entitled to one vote on each matter presented at the Meeting. The Notice of Meeting, the proxy card, and the proxy statement were first mailed to shareholders of record on or about April 13, 2001. On what issues am I being asked to vote?

You Are Being Asked to Vote on Three Proposals:

1.    The election of five nominees to the position of Director;

2.    The ratification or rejection of the selection of Squire &
      Company LLP as independent auditors of the Fund for the fiscal year ending December 31, 2001; and

3. The transaction of any other business that may properly come before the Meeting.

How Do the Fund's Directors Recommend That I Vote?

The Directors unanimously recommend that you vote:


1.    FOR the election of the five nominees;

2. FOR the ratification of the selection of Squire & Company as independent auditors of the Fund; and

3. FOR the proxyholders to have discretion to vote on any other business that may properly come before the Meeting.

How do I ensure that my vote is accurately recorded?

    You may attend the Meeting and vote in person or you may complete and return the enclosed proxy card. Proxy cards that are properly signed, dated and received at or prior to the Meeting will be voted as specified. If you specify a vote for any of the Proposals 1 through 3, your proxy will be voted as you indicated. If you simply sign and date the proxy card, but don't specify a vote for any of the Proposals 1 through 3, your shares will be voted IN FAVOR of the nominees for Director (Proposal 1), IN FAVOR of ratifying the selection of Squire & Company as independent auditors (Proposal 2), and IN ACCORDANCE with the discretion of the persons named in the proxy card as to any other matters that may properly come before the Meeting (Proposal 3).

Can I Revoke My Proxy?

    You may revoke your proxy at any time before it is voted by forwarding a written revocation or a later-dated proxy to the Fund that is received at or prior to the Meeting, or by attending the Meeting and voting in person.

THE PROPOSALS

PROPOSAL 1: ELECTION OF DIRECTORS

How Are Nominees Selected?

    The Board of Directors of the Fund (the "Board") has unanimously selected each of the nominees. The Board is responsible for the selection and nomination for appointment of candidates to serve as Directors of the Fund. The Board's policy is that each nominee be approved by at least a majority of the Fund's Independent Directors. The Board will review shareholders' nominations to fill vacancies on the Board, if these nominations are submitted in writing and addressed to the Board at the Fund's offices. However, the Board expects to be able to identify from its own resources an ample number of qualified candidates.

Who Are the Nominees and Directors?

    The Board has one class of Directors having a term of one year or until his or her successor is duly elected and qualified. Four of the nominees are currently members of the Board. In addition, all of the current nominees and Directors are also directors or trustees of other Fund Series, the Growth Fund and the Real Estate Fund, neither of which is currently operating.

    One current Director and nominee, Mr. Heilbron, is also Chairman and Chief Executive Officer of Centurion Counsel, Inc., our investment advisor, and serves as an officer and/or director for our investment advisor's parent, CI Holding Group, Inc. ("CI Holding") and most of CI Holding's other subsidiary companies including Centurion Institutional Services, Inc. ("CISI"), the Funds' principal underwriter and Centurion Group, Inc., our administrative services agent and transfer agent. Mr. Heilbron beneficially owns approximately 22.6% of CI Holding which is a privately held
California corporation. CI Holding is primarily engaged, through various subsidiaries, in providing investment management, share distribution, transfer agent and administrative services to a family of investment companies.

    Each nominee is currently available and has consented to serve if elected. If any of the nominees should become unavailable, the persons named in the proxy card will vote in their discretion for another person or persons who may be nominated as Directors. Listed below, for each nominee and Director, is a brief description of recent professional experience, and ownership of shares of the Fund.

Nominees to serve until the 2002 Annual Meeting of Shareholders:


                     Positions With the Fund     Business         Fund
Name and (Age)       and Principal Occupations   Address          Shares

Carol Ann Freeland  Has served as a director of  4015 Beltline Rd.   -0-
(63)*               the Fund since December 20,  Dallas, TX 75244
                    1994. Since 1992, Executive
                    Vice President, Collateral
                    Equity Management, of Dallas,
                    Texas. From 1987 to 1992,
                    Executive Vice President,
                    Financial Services Exchange,
                    Irving, Texas; from 1985 to
                    1986, Vice President, Marketing
                    Property Co. of America, Dallas Texas.

Jack K. Heilbron    Has served as a director of 365 So. Rancho 4,788(1.29%)
                    the Fund since December 20, Santa Fe Road,
                    1994. Has served as Chief   3rd Floor
                    Investment Officer for the  San Marcos, CA 92069
                    Fund since 1990.  Has, since
                    1984, served as Chairman and
                    Chief Executive Officer of CI Holding
                    Group, Inc. and as an officer and/or
                    director of most of CI Holding's
                    subsidiary corporations.

Sumner J. Rollings  Has, since May 1999 served    1201 Park Center Dr.  -0-
(52)*               as sales executive for Joseph Vista, CA 92083
                    Webb Foods of Vista, California
                    and previously from 1985 to 1999,
                    sales executive for Alliant Food
                    Service Sales.

Thomas E.           Has served as a director of the  PO BOX 210383       -0-
Schwartz (56)*      Fund since March 10, 2001.  A    Chula Visa, CA 91921
                    A Certified Financial Planner
                    since November 1989 with The
                    Acacia Group. Since March 1999
                    has served as a Director of Gold
                    Terra, Inc.

Douglas Werner      Has served as a director of 140 Brightwood Ave  521(.14%)
(50)*               the Fund since December 20, Chula Vista, CA 92010
                    1994.  Since 1993 has served
                    as President of Tracks Publishing,
                    a printing firm located in Chula
                    Vista, California. Since 1980,
                    has been President and owner of
                    Werner Graphics, a graphic design
                    firm located in San Diego, California.

* Independent Director

    None of the persons named as nominees for the Fund are directors of any Reporting Companies. "Reporting Companies" include companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") or subject to the requirements of
Section 15(d) of the 1934 Act, or any company registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

How Often Do the Directors Meet and What Are They Paid?

    The role of the Directors is to provide general oversight of the Fund's business, and to ensure that the Fund is operated for the benefit of shareholders. The Directors anticipate meeting at least four times during the current fiscal year to review the operations of the Fund and the Fund's investment performance. The Directors also oversee the services furnished to the Fund by Centurion Counsel, Inc., the Fund's investment advisor (the "Advisor") and various other service providers. The Fund currently pays the Independent Directors an annual retainer of $200 and a fee of $400 per Board meeting attended. Directors do not receive an additional fee for serving on the Audit Committee. Members of a committee are not compensated for any committee meeting held on the day of a Board meeting.

    During the fiscal year ended December 31, 2000, there were four meetings of the Board. Each of the Directors then in office attended at least 75% of the total number of meetings of the Board. There was 100% attendance at the meetings of the Audit Committee and the Nominating and Compensation Committee.

    Mr. Heilbron and certain other Officers of the Fund are officers, directors and/or shareholders of CI Holding and its other subsidiaries and may receive indirect remuneration due to their participation in management fees and other fees received from the Fund by the Advisor and their affiliates. The Advisor or its affiliates pay the salaries and expenses of the Officers. No pension or retirement benefits are accrued as part of Fund expenses.

                     Aggregate       Pension or         Total
                   Compensation      Retirement       Compensation
Name of Person;         Paid          Benefits         >From the
Position           by the Fund*        Accrued        Fund Complex

Carol A. Freeland       $1,200           -0-            $1,200
Director


Richard E. Hall**          200           -0-               200
Director

Thomas E. Schwartz         -0-           -0-               -0-
Director

Douglas Werner           1,200           -0-            1,200
Director

Jack K. Heilbron
Chairman, President, Chief -0-           -0-              -0-
Executive Officer, Chief
Financial Officer

*    Compensation received for the fiscal year ended December 31, 2000.
*    Director until his death on September 19, 2000.


    The table above indicates the total fees paid to Directors by the Fund and by our other two Fund series. These Directors also serve as directors of the other Fund series for which service they received no compensation during the year ended December 30, 2000. The Directors and the Fund's management believe that having the same individuals serving on the boards of our other funds enhances the ability of each fund to obtain, at a relatively modest cost to each separate fund, the services of high caliber, experienced and knowledgeable Independent Directors who can more effectively oversee the management of the funds.

   Board members historically do not have a policy of having substantial investments in one or more of our Funds.

Who are the Executive Officers of the Fund?

    Officers of the Fund are appointed by the Directors and serve at the pleasure of the Board. Listed below, for each Executive Officer, is a brief description of recent professional experience:

Name and Offices With the Fund    Principal Occupation During past Five
                                  Years and Age
Jack K. Heilbron                  See Mr. Heilbron's background information
Chairman, President and Chief     above.
Investment Officer, Chief
Financial Officer.

Mary R. Limoges                   Age 45, also serves as President and/or
Vice President since 1989         director of CI Holding and most of its
                                  subsidiaries.  Servces as a registered
                                  principal of PIM Financial Services,
                                  Inc.  Ms. Limoges is the spouse of Mr.
                                  Heilbron.

Dawn McDaniel                     Age 35, serves as controller of CI Holding
Controller                        and each of its subsidiary companies
                                  since 1994.


PROPOSAL 2: RATIFICATION OR REJECTION OF INDEPENDENT AUDITORS

How Are Independent Auditors Selected?

     The Board established a standing Audit Committee on March 5, 2001 consisting of Ms. Freeland (Chairman) and Messrs. Schwartz and Warner, all of whom are Independent Directors, i.e., persons who are considered to be "independent" as that term is defined under the Securities and Exchange Act of 1934. The Audit Committee reviews the maintenance of the Fund's records and the safekeeping arrangements of the Fund's custodian, reviews both the audit and non-audit work of the Fund's independent auditors, and submits a recommendation to the Board as to the selection of independent auditors.

Which Independent Auditors Did the Board Select?

    Upon the recommendation of the Audit Committee, the Board selected the firm of Squire & Company as auditors of the Fund for the current fiscal year. Squire & Company has examined and reported on the fiscal year-end financial statements, dated December 31, 2000, and certain related U.S. Securities and Exchange Commission filings. You are being asked to ratify the Board's selection of Squire & Company for the current fiscal year. Services to be performed by the auditors include examining and reporting on the fiscal year-end financial statements of the Fund and certain related filings with the U.S. Securities and Exchange Commission. Squire & Company has served as the Fund's independentauditors since 1986. Squire & Company does not serve as independent auditors for CI Holding or any of its affiliates.


    Neither the firm of Squire & Company nor any of its members have any material direct or indirect financial interest in the Fund. Representatives of Squire & Company are not expected to be present at the Meeting, but will have the opportunity to make a statement if they wish, and will be available should any matter arise requiring their presence.

PROPOSAL 3: OTHER BUSINESS

    The Directors know of no other business to be presented at the Meeting. However, if any additional matters should be properly presented, proxies will be voted or not voted as specified. Proxies reflecting no specification will be voted in accordance with the judgment of the persons named in the proxy. Because the Fund did not have notice of any such matters before March 15, 2001, the persons named as proxies may exercise their discretionary voting power with respect to any matter presented at the Meeting.

Information About The Fund

    The Investment Advisor. The Investment Advisor of the Fund is Centurion Counsel, Inc., a California corporation with offices at 365 So. Rancho Santa Fe Rd., 3rd Floor, San Marcos, CA 92069. Pursuant to an investment advisor agreement, the Advisor manages the investment and reinvestment of Fund assets. The Advisor is a wholly owned subsidiary of Centurion Group, Inc.

    The Administrator. The administrator of the Fund is Centurion Group, Inc. with offices at 365 So. Rancho Santa Fe Rd., 3rd Floor, San Marcos, CA 92069. Centurion Group, Inc. is a wholly owned subsidiary of CI Holding Group, Inc. Pursuant to an administration agreement, Centurion Group, Inc. performs certain administrative functions for the Fund.

    The Transfer Agent. The transfer agent, registrar and dividend disbursement agent for the Fund Centurion Group, Inc.

    The Custodian.  The custodian for the Fund is Firstar Bank,
Cincinnati, Ohio.

    Outstanding Shares. As of March 15, 2001, the Fund had 370,781 shares outstanding and total net assets of $1,642,000. From time to time, the number of shares held in "street name" accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding. To the knowledge of the Fund's management, as of March 15, 2001, two persons owned beneficially more than 5% of the outstanding shares of the Fund. The Hegger Family Trust and James E. Gaffney owned 9.1% and 5.7%, respectively, of the outstanding shares.

    In addition, to the knowledge of the Fund's management, as of March 15, 2001, no nominee or Director of the Fund owned 1% or more of the outstanding shares of the Fund, and the Directors and Officers of the Fund owned, as a group, less than 1% of the outstanding shares of the Fund.

    Annual and Semi-Annual Reports. The semiannual report of the Fund containing unaudited financial statements for the six months ended June 30, 2000 was mailed to the shareholders on or about August 27, 2000 and the annual report of the Fund containing financial statements for the fiscal year ended December 31, 2000,was mailed to shareholders of the Fund on or about March 22, 2001.

    The Fund will furnish, without charge, a copy of our annual report and our most recent semi-annual report succeeding the annual report to a shareholder upon request made to Ms. Dawn McDaniel, telephone
(760) 471-8536 or fax at (760) 471-0132 or forward a written request to the Fund at its offices.

FURTHER INFORMATION ABOUT VOTING
AND THE SHAREHOLDERS' MEETING

    Solicitation of Proxies. Your vote is being solicited by the Board of Directors of the Fund. The cost of soliciting proxies is borne by the Fund. The Fund reimburses brokerage firms and others for their expenses in forwarding proxy material to the beneficial owners and soliciting them to execute proxies. The Fund will not retain a professional proxy solicitation firm to assist with any necessary solicitation of proxies. The Fund expects that the solicitation would be primarily by mail, but also may include telephone, telecopy or oral solicitations.
If the Fund does not receive your proxy by a certain time you may receive a telephone call from a professional proxy solicitation firm asking you to vote. The Fund does not reimburse Directors and Officers of the Fund, or regular employees and agents of the Investment Manager involved in the solicitation of proxies. The Fund intends to pay all costs associated with the solicitation and the Meeting.

    Voting by Broker-Dealers. The Fund expects that, before the Meeting, broker-dealer firms holding shares of the Fund in "street name" for their customers will request voting instructions from their customers and beneficial owners. If these instructions are not received by the date specified in the broker-dealer firms' proxy solicitation materials, the Fund understands that NYSE Rules, which most brokers are expected to follow, permit the broker-dealers to vote on the proposals to be considered at the Meeting on behalf of their customers and beneficial owners. Certain broker-dealers may exercise discretion over shares held in their name for which no instructions are received by voting these shares in the same proportion as they vote shares for which they received instructions.

    Quorum. A majority of the shares entitled to vote--present in person or represented by proxy--constitutes a quorum at the Meeting. The shares over which broker-dealers have discretionary voting power, the shares that represent "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), and the shares whose proxies reflect an abstention on any item are all counted as shares present and entitled to vote for purposes of determining whether the required quorum of shares exists.

    Methods of Tabulation. Proposal 1, the election of Directors, requires the affirmative vote of the holders of a plurality of the Fund's shares present and voting on the Proposal at the Meeting. Proposal 2, ratification of the selection of the independent auditors, requires the affirmative vote of a majority of the Fund's shares present and voting on the Proposal at the Meeting . Proposal 3, for the proxyholders to have discretion to vote on any other business that may properly come before the Meeting, or any adjournments thereof, requires the affirmative vote of a majority of the Fund's shares present and voting on the Proposal at the Meeting. Abstentions and broker non-votes will be treated as votes not cast and, therefore, will not be counted for purposes of obtaining approval of each Proposal.

    Adjournment. In the event that a quorum is not present at the Meeting, the Meeting will be adjourned to permit further solicitation of proxies.
In the event that a quorum is present, but sufficient votes have not been received to approve one or more of the Proposals, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to those Proposals.
The persons named as proxies will vote in their discretion on questions of adjournment those shares for which proxies have been received that grant discretionary authority to vote on matters that may properly come before the Meeting.

    Shareholder Proposals. The Fund anticipates that its next annual meeting will be held in May 2002. Shareholder proposals to be presented at the next annual meeting must be received at the Fund's offices, 365
So. Rancho Santa Fe Rd., 3rd Floor, San Marcos, CA 92069, Attn: Secretary, no later than January 15, 2002, in order to be included in the Fund's proxy statement and proxy card relating to that meeting and presented at the meeting. Submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement. A shareholder who wishes to make a proposal at the 2002 Annual Meeting of Shareholders without including the proposal in the Fund's proxy statement should notify the Fund, at the Fund's offices, of such proposal by March 26, 2002. If a shareholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board for the 2002 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal.

                                      By order of the Board of Directors,


                                      Dawn McDaniel
                                      Secretary

April 11, 2001


PROXY




THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF


CENTURION COUNSEL FUNDS, INC.


Annual Meeting of Shareholders - May 15, 2001


    The undersigned shareholder of CENTURION COUNSEL FUNDS,
INC., a Minnesota corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy
Statement for the Annual Meeting of Shareholders to be held on Tuesday, May 15, 2000 at 10:00 a.m. Local Time, at 365 So.
Rancho Santa Fe Rd., 3rd Floor, San Marcos, CA 92069, telephone (760) 471-8536, and hereby appoints Jack K. Heilbron and Kenneth W. Elsberry, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at said Special Meeting and at any adjournment or adjournments thereof, and to vote all shares of Common
Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.



    Either of such attorneys or their substitutes has and may exercise all of the powers of said attorneys-in-fact hereunder.


[SEE REVERSE SIDE]

________________________________________

	CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[ X ]	Please mark votes as in this example.

This Proxy will be voted as directed or, if no direction is indicated, will be voted FOR proposals 1 and 2, inclusive, below, and as said proxies deem advisable on such other matters as may properly come before the meeting.

ELECTION OF DIRECTORS  -  Nominees:

     C.A. Freeland       J.K. Heilbron            S.J. Rollings
     T. E. Schwartz      D. Werner

[   ]  VOTE FOR 		[   ] WITHHELD VOTE FROM     [   ]  VOTE FOR
       ALL NOMINEES           FROM ALL NOMINEES	            NOMINEES(S)
                                                            NOT LINED OUT

(Instruction: You may withhold authority to vote for any individual nominee by striking a line through the nominee's name above.)


2. PROPOSAL TO RATIFY THE APPOINTMENT OF SQUIRE & COMPANY AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001.

[   ] FOR    [   ] AGAINST     [   ] ABSTAIN


3. IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY
ADJOURNMENTS.

[   ] FOR          [   ] AGAINST	[   ] ABSTAIN



I PLAN TO ATTEND THE MEETING.         Yes [   ]      No [   ]

(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed
envelope.   Persons signing in a fiduciary capacity should so indicate.
If shares are held by joint tenants or as community property, both should sign.)


Signature:                                 Date:


Signature:                                 Date:


(Joint owners must each sign. Please sign exactly as your name(s) appear(s) on this Proxy. When signing as an attorney, trustee, executor, administrator or guardian, please give your full title. If signer is a corporation, please sign the full corporation name and full title of signing officer.)

________________________________________